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                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

  [_]Preliminary Proxy Statement     [_]Confidential, for Use of the
  [X]Definitive Proxy Statement         Commission Only (as Permitted by Rule
  [_]Definitive Additional Materials    14a-6(e)(2))
  [_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        TSI INTERNATIONAL SOFTWARE LTD.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

-------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

  [X]No fee required.
  [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: ____
    (2) Aggregate number of securities to which transaction applies: _______
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _____
    (4) Proposed maximum aggregate value of transaction: ___________________
    (5) Total fee paid: ____________________________________________________

  [_]Fee paid previously with preliminary materials.
  [_]Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: ____________________________________________
    (2) Form, Schedule or Registration Statement No.: ______________________
    (3) Filing Party: ______________________________________________________
    (4) Date Filed: ________________________________________________________

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

                      [LOGO OF TSI SOFTWARE APPEARS HERE]

                                                                    May 6, 1998

To Our Stockholders:

  You are cordially invited to attend the 1998 Annual Meeting of Stockholders of TSI International Software Ltd. to be held at the Landmark Club located at 1 Landmark Square, Stamford, Connecticut, on Monday, June 8, 1998, at 9:30 a.m., Eastern Time.

  The matters to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

  Please use this opportunity to take part in the Company's affairs by voting on the business to come before this Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the Meeting and to vote your shares in person.

  We hope to see you at the Meeting.

                                          Sincerely,

                                          Constance F. Galley
                                          President and Chief Executive
                                           Officer

                        TSI INTERNATIONAL SOFTWARE LTD.
                                45 DANBURY ROAD
                           WILTON, CONNECTICUT 06897

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To Our Stockholders:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of TSI International Software Ltd. (the "Company") will be held at the Landmark Club located at 1 Landmark Square, Stamford, Connecticut, on Monday, June 8, 1998, at 9:30 a.m., Eastern Time.

  At the Meeting, you will be asked to consider and vote upon the following matters:

  1. The election of five directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. The Company's Board of Directors intends to present the following nominees for election as directors:

                Constance F. Galley       Ernest E. Keet
                Stewart K.P. Gross        John J. Pendray
                                          Dennis G. Sisco

  2. A proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's independent accountants for 1998.

  3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 24, 1998 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Ira A. Gerard
                                          Vice President, Finance and
                                          Administration, Chief Financial
                                          Officer and Secretary

Wilton, Connecticut
May 6, 1998

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                        TSI INTERNATIONAL SOFTWARE LTD.
                                45 DANBURY ROAD
                           WILTON, CONNECTICUT 06897

                               -----------------

                                PROXY STATEMENT

                               -----------------

                                  MAY 6, 1998

  The accompanying proxy is solicited on behalf of the Board of Directors of TSI International Software Ltd., a Delaware corporation (the "Company" or "TSI Software"), for use at the Annual Meeting of Stockholders of the Company to be held at the Landmark Club located at 1 Landmark Square, Stamford, Connecticut, on Monday, June 8, 1998, at 9:30 a.m., Eastern Time (the "Meeting"). This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about May 6, 1998. An annual report for the year ended December 31, 1997 is enclosed with this Proxy Statement.

RECORD DATE; QUORUM

  Only holders of record of the Company's Common Stock at the close of business on April 24, 1998 (the "Record Date") will be entitled to vote at the Meeting. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business at the Meeting. At the close of business on the Record Date, the Company had 9,098,202 shares of Common Stock outstanding and entitled to vote.

VOTING RIGHTS; REQUIRED VOTE

  Holders of the Company's Common Stock are entitled to one vote for each share held as of the Record Date. Shares of Common Stock may not be voted cumulatively. In the event that a broker, bank, custodian, nominee or other record holder of TSI Software Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), then those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining whether or not a quorum is present at the Meeting.

  Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Proposal No. 2 requires for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Meeting that are voted for or against the proposal. Abstentions and broker non-votes will not affect the outcome of the vote. All votes will be tabulated by the inspector of elections appointed for the Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes.

VOTING OF PROXIES

  The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of TSI Software (the "Board") for use at the Meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to TSI Software. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein; however, returned signed proxies that give no instructions as to how they should be voted on a particular proposal at the Meeting will be counted as votes "for" such proposal (or, in the case of the election of directors, as a vote "for" election to the Board of all the nominees presented by the Board).

  In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.

  The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

  Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting, or by attendance at the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares and that such broker, bank or other nominee is not voting such shares.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  The Board currently consists of five directors, all of whom are nominated for reelection at the Meeting. Each director will be elected to serve until the next annual meeting of stockholders and until his successor is duly elected and qualified or until such director's earlier resignation, death or removal.

  Shares represented by the accompanying proxy will be voted "for" the election of the five nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. In the event that any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

DIRECTORS/NOMINEES

  The names of the nominees, and certain information about them, are set forth below:

                                                                                        DIRECTOR
    NAME OF DIRECTOR     AGE                    PRINCIPAL OCCUPATION                     SINCE
    ----------------     ---                    --------------------                    --------
Constance F. Galley.....  56 President, Chief Executive Officer, Director, TSI Software   1985
Stewart K.P. Gross......  38 Managing Director, E.M. Warburg Pincus & Co., LLC            1993
Ernest E. Keet..........  57 President, Vanguard Atlantic Ltd.                            1985
John J. Pendray.........  58 Executive in Residence, George Mason University              1985
Dennis G. Sisco.........  57 Partner, Behrman Capital                                     1990

--------

  Constance F. Galley has been President, Chief Executive Officer and a director of the Company since 1985, when the Company commenced operating as an independent entity. Prior to 1985, Ms. Galley directed the Company's Marketing and Development Operations when the Company was part of the Dun & Bradstreet Corporation. Ms. Galley is a member of the Board of Directors of IVANS and the software division of ITAA. Ms. Galley holds a Bachelor of Arts degree in Chemistry from Duke University.

  Stewart K.P. Gross has served as a director of the Company since April 1993. Mr. Gross is a Managing Director of E.M. Warburg Pincus & Co., LLC and has been employed by E.M. Warburg Pincus & Co., LLC since 1987. Prior to 1987, Mr. Gross was employed at Morgan Stanley & Co. Mr. Gross is a director of Vanstar Corporation, BEA Systems, IA Corporation and several privately-held companies.

  Ernest E. Keet has served as a director of the Company since April 1985. Mr. Keet has been the President and a member of the Board of Directors of Vanguard Atlantic Ltd. since April 1984. Mr. Keet is the Chief Executive Officer and a director of Axolotl Corp. and from May 1995 until December 1996, was the President of Axolotl Corp. Mr. Keet also served as the Chairman and Chief Executive Officer of ECsoft Ltd. from November 1989 to April 1994.

  John J. Pendray has served as a director of the Company since April 1985. Mr. Pendray has been an Executive in Residence at George Mason University since November 1996. Prior to joining George Mason University, Mr. Pendray was the President of the International Group at Cincinnati Bell Information Systems from March 1993 to August 1996. From July 1992 to March 1993, Mr. Pendray was an independent consultant. From 1985 until July 1992, Mr. Pendray was a senior partner at Vanguard Atlantic Ltd.

  Dennis G. Sisco has served as a director of the Company since January 1990. Mr. Sisco is a partner with Behrman Capital. From December 1988 until February 1997, Mr. Sisco was the President of D&B Enterprises, Inc. (now Cognizant Enterprises, Inc.). From December 1988 until February 1997, Mr. Sisco had also been employed by Cognizant Corporation and its predecessor The Dun & Bradstreet Corporation, most recently as an Executive Vice President. Mr. Sisco is also a director of the Gartner Group, Inc., Oacis Healthcare Holdings Corporation and Aspect Development, Inc.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

  Board of Directors. During 1997, the Board met five times, including one telephone conference meeting, and acted by written consent three times. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which such director served (during the period that such director served).

  Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

  Audit Committee. All of the Board members comprise the current members of the Audit Committee. The Audit Committee did not meet during 1997. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures; reviews the general scope of the Company's annual audit and the fees charged by the independent accountants; reviews and monitors the performance of non-audit services by the Company's auditors, reviews the fairness of any proposed transaction between the Company and any officer, director or other affiliate of the Company (other than transactions subject to the review of the Compensation Committee), and after such review, makes recommendations to the full Board; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which the Company's Common Stock may be listed.

  Compensation Committee. During 1997 the Compensation Committee met four times. Messrs. Gross, Keet, Pendray and Sisco are the current members of the Compensation Committee. The Compensation Committee will recommend compensation for officers and employees of the Company for 1998. In 1997, the Compensation Committee granted (or delegated authority to grant) options and stock awards under the Company's employee benefit plans.

DIRECTOR COMPENSATION

  The Company reimburses Board members for reasonable expenses associated with their attendance at Board meetings. None of the members of the Board receives a fee for attending Board meetings. Members of the Board who are not employees, consultants or independent contractors of the Company, or any parent, subsidiary or affiliate of the Company, are eligible to participate in the Company's 1997 Directors Stock Option Plan (the "Directors Plan"). During 1997, Messrs. Gross, Keet, Pendray and Sisco were each granted an option pursuant to the Directors Plan to purchase 15,000 shares of the Company's Common Stock at an exercise price of $6.67 per share.

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED
                                  DIRECTORS.

     PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Company has selected KPMG Peat Marwick LLP as its independent accountants to perform the audit of the Company's financial statements for 1998, and the stockholders are being asked to ratify such selection. KPMG Peat Marwick LLP was engaged as the Company's independent accountants for the year ended December 31, 1997. Representatives of KPMG Peat Marwick LLP will be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT
                                 MARWICK LLP.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of TSI Software Common Stock as of April 24, 1998 by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director and nominee; (iii) each Named Executive Officer set forth in the Summary Compensation Table below; and
(iv) all directors and executive officers as a group.

                                                        AMOUNT OF
                                                        BENEFICIAL
NAME OF BENEFICIAL OWNER                               OWNERSHIP(1) PERCENT(1)
------------------------                               ------------ ----------
Stewart K.P. Gross....................................  2,288,655      25.0%
 Warburg, Pincus Capital Company, L.P.(2)
Ernest E. Keet........................................  1,709,177      17.9
 Vanguard Atlantic Ltd.(3)
Amerindo Investment Advisors Inc.(4)..................  1,168,000      12.2
Richard L. Chilton, Jr.(5)............................    500,000       5.2
Constance F. Galley(6)................................    518,832       5.3
Ira A. Gerard(7)......................................     72,723         *
Eric A. Amster(8).....................................     46,958         *
Robert H. Bouton(9)...................................     65,694         *
Saydean Zeldin(10)....................................    241,750       2.5
John J. Pendray(11)...................................    114,807       1.2
Dennis G. Sisco(12)...................................      5,750         *
All executive officers and directors as a group
 (9 persons)(13)......................................  5,178,896      50.1

--------
 *Less than 1%

 (1) Based upon a total of 9,098,202 shares of Common Stock outstanding as of April 24, 1998. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 24, 1998 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Includes 382,281 shares of Common Stock issuable to Warburg, Pincus Capital Company, L.P. ("Warburg") upon exercise of Warrants. Warburg, Pincus & Co. is the sole General Partner of Warburg and has a 20% interest in the profits of Warburg. E.M. Warburg, Pincus & Co., LLC, a New York limited liability company, manages Warburg. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of E.M. Warburg, Pincus & Co., LLC and may be deemed to control both such entities. The members of E.M. Warburg, Pincus & Co., LLC are substantially the same as the partners of Warburg, Pincus & Co. Mr. Gross, a director of the Company, is a Managing Director and member of E.M. Warburg, Pincus & Co., LLC and a general partner of Warburg, Pincus & Co. As such, Mr. Gross may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by Warburg. Mr. Gross disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Also includes 3,750 shares subject to stock options exercisable within 60 days of April 24, 1998. The address of Mr. Gross and Warburg is 466 Lexington Avenue, New York, NY 10017.

 (3) Based upon Schedules 13G dated February 2, 1998. Includes 1,559,325 shares of Common Stock held of record by Vanguard Atlantic Ltd. ("Vanguard") and 135,543 shares of Common Stock held of record by Mr. Keet. Mr. Keet, a director of the Company, is the President of Vanguard and may be deemed to beneficially own the shares owned by such entity.
     Mr. Keet disclaims beneficial ownership of such shares except to the extent of his indirect pecuniary interest therein. Also includes 3,750 shares subject to stock options exercisable within 60 days of April 24, 1998. The address of Vanguard is 304 Main Avenue, Suite 290, Norwalk, Connecticut 06851 and the address of Mr. Keet is 619 Marina Boulevard, San Francisco, CA 94123.

 (4) Based on a Schedule 13D, as amended through April 17, 1998. Amerindo Investment Advisors Inc., a California corporation ("Amerindo") and Amerindo Investment Advisors, Inc., a Panama cororation ("Amerindo Panama") and together with Amerindo, the "Amerindo Companies"), are registered investment advisors, and in this capacity may be deemed to be the beneficial owners of the securities listed. Clients of the Amerindo Companies have the right to receive and direct the receipt of dividends and proceeds from sales of shares disposed of by the Amerindo Companies. No single client of the Amerindo Companies owns more than 5% of the shares reported. Amerindo has shared voting and dispostive power over 815,500 shares of TSI Software Common Stock, and Amerindo Panama has shared voting and dispositive power over 342,500 shares of TSI Software Common. Messrs. Alberto Vilar and Gary Tanaka, who are the sole stockholders and directors of the Amerindo Companies, have shared voting and dispositive power over all of the shares shown. The Amerindo Investment Advisors Inc. Profit Sharing Trust (the "Trust") has sole voting and dispositive power as to 10,000 shares of TSI Software Common Stock. Each of the Amerindo Companies, the Trust and Messrs. Vilar and Tanaka disclaim beneficial ownership of all of the shares reported.

 (5) Based upon a Schedule 13G dated April 13, 1998. Mr. Chilton reported sole voting and dispositive power with respect to these shares. The address of Mr. Chilton is c/o Chilton Investment Co., Inc., 320 Park Avenue, 22nd Floor, New York, NY 10022.

 (6) Includes 194,586 shares of Common Stock subject to options exercisable within sixty days of April 24, 1998, and 25,005 shares of Common Stock issuable upon exercise of Warrants. This also includes 60,000 shares of Common Stock owned by Saugatuck Partners ("Saugatuck"), the investment advisor of which is the husband of Ms. Galley. Ms. Galley disclaims beneficial ownership of shares owned by Saugatuck.

 (7) Includes 72,000 shares of Common Stock subject to options exercisable within sixty days of April 24, 1998.

 (8) Includes 40,000 shares of Common Stock subject to options exercisable within sixty days of April 24, 1998.

 (9) Includes 63,000 shares of Common Stock subject to options exercisable within sixty days of April 24, 1998.

(10) Represents 78,250 shares of Common Stock subject to options exercisable within sixty days of April 24, 1998. Also includes 6,000 shares of Common Stock, 151,500 shares of Common Stock subject to options exercisable within 60 days of April 24, 1998 and 6,000 shares of Common Stock issuable upon exercise of warrants, all of which are held by Ms. Zeldin's husband, Edward J. Watson. Ms. Zeldin disclaims beneficial ownership of the shares, options and warrants held by Mr. Watson.

(11) Includes 4,950 shares of Common Stock subject to options, 30,000 shares of Common Stock held of record by his wife Linda L. Pendray and 6,000 shares of Common Stock held of record by his son, Michael D. Pendray. Mr. Pendray disclaims beneficial ownership of the shares held by his son.

(12) Includes 3,750 shares of Common Stock subject to options exercisable of April 24, 1998.

(13) Includes an aggregate of 704,786 shares of Common Stock subject to options and 413,286 shares of Common Stock issuable upon exercise of Warrants, including the options and Warrants described in footnotes (2),
     (3) and (6) through (12).

                            EXECUTIVE COMPENSATION

  The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to TSI Software and its subsidiaries during 1996 and 1997 to (i) TSI Software's Chief Executive Officer and (ii) TSI Software's four other most highly compensated executive officers who were serving as executive officers at the end of 1997 (the "Named Executive Officers"). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, if any, whether paid or deferred. TSI Software does not grant stock appreciation rights and has no long-term compensation benefits other than stock options.

                          SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                         ANNUAL COMPENSATION        COMPENSATION AWARDS
                                  --------------------------------- -------------------
                                                     OTHER ANNUAL       SECURITIES
NAME AND PRINCIPAL POSITION  YEAR  SALARY  BONUS(1) COMPENSATION(2) UNDERLYING OPTIONS
---------------------------  ---- -------- -------- --------------- -------------------
Constance F. Galley......    1997 $203,538 $50,000     $   4,952          112,500
 President, Chief Execu-
  tive Officer               1996  165,000  50,000         5,031           18,000
 and Director                1995  161,133  35,107           144              --
Robert H. Bouton.........    1997  164,000  20,000         4,952              --
 Vice President, Market-
  ing                        1996  158,704  20,000         4,900              --
                             1995  142,795  10,000           225              --
Ira A. Gerard............    1997  159,892  26,667         6,417              --
 Vice President, Finance
  and                        1996  146,000  20,000         6,516              --
 Administration, Chief
  Financial Officer          1995   34,442     --             22          144,000
 and Secretary
Saydean Zeldin...........    1997  154,808  26,667         2,889              --
 Vice President, Research
  and                        1996  130,000  20,000         2,922           36,000
 Development.                1995  129,703  15,000           225           45,000
Eric A. Amster...........    1997  125,000     --        184,918(3)           --
 Vice President, Sales       1996  125,000     --         85,951(3)        36,000
                             1995    9,611     --          3,920(3)        72,000

--------
(1) Bonus amounts are reported in the year paid.
(2) Unless otherwise indicated below, represents the portion of health, life and disability insurance premiums paid by the Company.
(3) Includes sales commissions paid to Mr. Amster by the Company in the amount of $3,916, $80,982 and $178,501 in 1995, 1996 and 1997, respectively and
    $4, $4,918 and $6,417 for the portion of health, life and disability insurance premiums paid by the Company in 1995, 1996 and 1997, respectively.

  The following table sets forth further information regarding option grants pursuant to the Company's 1997 Equity Incentive Plan during 1997 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term.

                             OPTION GRANTS IN 1997

                                                                            POTENTIAL REALIZABLE
                                                                              VALUE AT ASSUMED
                                                                                ANNUAL RATES
                         NUMBER OF  PERCENTAGE OF                              OF STOCK PRICE
                         SECURITIES TOTAL OPTIONS                               APPRECIATION
                         UNDERLYING  GRANTED TO                              FOR OPTION TERM(2)
                          OPTIONS   EMPLOYEES IN  EXERCISE PRICE EXPIRATION ---------------------
          NAME           GRANTED(1)     1997        PER SHARE       DATE        5%        10%
          ----           ---------- ------------- -------------- ---------- ---------- ----------
Constance F. Galley.....  112,500       21.4%         $6.67        5/8/07   $1,222,282 $1,946,279
Robert H. Bouton........      --         --             --            --           --         --
Ira A. Gerard...........      --         --             --            --           --         --
Saydean Zeldin..........      --         --             --            --           --         --
Eric A. Amster..........      --         --             --            --           --         --

--------
(1) The options shown in the table were granted at fair market value, are incentive stock options (to the extent permitted under the Code) and will expire ten years from the date of grant, subject to earlier termination upon termination of the optionee's employment.

(2) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices or values.

  The following table sets forth certain information concerning the exercise of options by each of the Named Executive Officers during 1997, including the aggregate amount of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1997. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and $9.50 per share, which was the closing price of TSI Software's Common Stock as reported on the Nasdaq National Market on December 31, 1997, the last day of trading for 1997.

            AGGREGATE OPTION EXERCISES IN 1997 AND YEAR-END VALUES

                              NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                             UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                             OPTIONS AT YEAR-END(1)        AT YEAR-END(2)
                            ------------------------- -------------------------
              NAME          EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
              ----          ----------- ------------- ----------- -------------
     Constance F. Galley...   161,961      121,500    $1,538,630   $1,344,250
     Robert H. Bouton......    63,000          --        577,710          --
     Ira A. Gerard.........    72,000       72,000       660,240      660,240
     Saydean Zeldin........    75,000       49,000       675,780      418,005
     Eric A. Amster........    45,000       63,000       400,680      541,800

--------
(1) These values have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding options and the closing price of the Company's Common Stock on December 31, 1997, the last day of trading for 1997.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee has four members, Stewart K.P. Gross, Ernest E. Keet, John J. Pendray and Dennis G. Sisco. Each of these persons is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). None of the members of the Compensation Committee has any interlocking relationships as defined by the SEC.

GENERAL COMPENSATION PHILOSOPHY

  The role of the Compensation Committee is to set the salaries and other compensation of the executive officers and certain other key employees of the Company, and to make grants under, and to administer, the stock option and other employee equity plans. The Company's compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables the Company to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer's compensation package may, in one or more years, be comprised of the following three elements: (i) base salary that is designated primarily to be competitive with base salary levels in effect at high technology companies that are comparable in size to the Company and with which the Company competes for executive personnel; (ii) annual variable performance awards, such as annual performance bonuses payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the Compensation Committee; and
(iii) long-term stock-based incentive awards which the Company believes strengthens the mutuality of interests between the executive officers and the Company's stockholders.

EXECUTIVE COMPENSATION

  Base Salary. Salaries for executive officers for 1997 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies. In addition, the Company's Human Resources department provided information to the Compensation Committee regarding salary range guidelines for specific positions.

  Annual Incentive Awards. All full-time employees of the Company, including executive officers, are eligible to receive an annual bonus. The Compensation Committee has the sole discretion to determine the individuals who receive bonuses paid as a percentage of base wages earned during the year. A significant portion of all bonuses will be based upon total company financial goals as determined by the Compensation Committee. The balance will be based upon achievement of personal and team objectives, as determined by the Compensation Committee or such person designated by the Compensation Committee. The weighting between total Company financial goals versus personal and team goals may vary by position at the sole discretion of the Compensation Committee.

  Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interest of the Company's stockholders and encourages executive officers to remain in the Company's employ. Stock options generally have value for executive officers only if the price of the Company's stock increases above the fair market value on the grant date and the officer remains in the Company's employ for the period required for the shares to vest.

  The Company grants stock options in accordance with the Company's 1997 Equity Incentive Plan. In 1997, stock options were granted to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Compensation Committee may, however, grant additional stock options to executive officers for other reasons. The number of shares subject to each stock option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact the Company's results, past performance or consistency within the officer's peer group. In 1997, the Compensation Committee considered these factors, as well as the number of unvested option shares held by the officer as of the date of grant. At the discretion of the Compensation Committee, executive officers may also be granted stock options to provide greater incentive to continue their employment with the Company and to strive to increase the value of the Company's Common Stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the Company's Common Stock on the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

  Ms. Galley's base salary, target bonus, bonus paid and long-term incentive awards for 1997 were determined in a manner consistent with the factors described above for all executive officers. Ms. Galley does not participate in any compensation deliberations with respect to any of her compensation.

INTERNAL REVENUE CODE SECTION 162(M) LIMITATION

  Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the Plan meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductability. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The Compensation Committee's present intention is to comply with Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interest of the Company or its stockholders.

                                                 COMPENSATION COMMITTEE

                                                   Stewart K.P. Gross
                                                     Ernest E. Keet
                                                     John J. Pendray
                                                     Dennis G. Sisco

                        COMPANY STOCK PRICE PERFORMANCE

  The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

  The graph below compares the cumulative total stockholder return on the Common Stock of the Company from July 2, 1997 (the first trading date for the Company's Common Stock on the Nasdaq National Market) to December 31, 1997 with the cumulative total return on the Nasdaq Stock Market--U.S. Index and the H&Q Technology Index over the same period (assuming the investment of $100 in the Common Stock of Company and in each of the other indices on the date of the Company's initial public offering, and reinvestment of all dividends).

                             [GRAPH APPEARS HERE]

                                      July 3, 1997     7/97    8/97    9/97   10/97   11/97   12/97
TSI International Software                 100         158     136     147     121     113     106
NASDAQ Stock Market--U.S. Index            100         109     109     115     109     110     108
Hambrecht & Quist Technology Index         100         109     113     117     115     116     109


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  From January 1, 1997 to the present, there are no currently proposed transactions in which the amount involved exceeds $60,000 to which the Company or any of its subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of the Company's Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except for payments set forth under "Executive Compensation" above.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than January 2, 1999 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                        COMPLIANCE UNDER SECTION 16(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16 of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors of the Company, the Company believes that all Section 16(a) filing requirements were met during 1997.

                                OTHER BUSINESS

  The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.